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                                                                   EXHIBIT 10.1
                                 NANOPHORE, INC.

                             1993 STOCK OPTION PLAN


        1. Purpose of the Plan. The purposes of this 1993 Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the Employees and Consultants (as each such term is defined below) of Nanophore, Inc. (the "Company") and to promote the success of the Company's business. Options granted under the Plan may be either "incentive stock options" as defined in Section
422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonstatutory stock options," at the discretion of the Board (as defined below) and as reflected in the terms of the written option agreement.

        2. Certain Definitions. As used in the Plan, the following definitions shall apply:

        "Board" means the Board of Directors of the Company.

        "Committee" means a committee of the Board consisting of not less than two directors, all of whom shall be appointed by the Board in accordance with
Section 4.

        "Common Stock" means the Common Stock of the Company.

        "Consultant" means any person or entity who is engaged by the Company or any Parent or Subsidiary to render valuable services or any director of the Company whether compensated for such services or not.

        "Continuous Status as an Employee or Consultant" means, for the purposes of the Plan and the Options granted and shares issued under the Plan only, the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave (including leave on account of disability or military leave, provided-that such sick leave or military leave is for a period of not more than 90 days, except as may otherwise be approved by the Board or the Committee and specified in writing by the Company, or any other leave of absence approved by the Board or the Committee and specified in writing by the Company, subject to any conditions of such approval). In the event that at the end of such leave the Employee or Consultant does not return to work for the Company, his or her employment or relationship with the Company (and his or her Continuous Status as an Employee or Consultant) shall be deemed to have terminated as of the end of the leave period.


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        "Corporate Transaction" means (a) a merger or acquisition involving the
Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation, (b) a sale, transfer or other disposition of all or substantially all of the assets of the Company or (c) any other corporate reorganization or business combination in which 50% or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions.

        "Director" means a member of the Board.

        "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, as of any date, the fair market value of a share, as determined in any manner adopted in good faith with by the Board or the Committee.

        "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        "Nonstatutory Stock Option" means any Option that is not an Incentive Stock Option.

        "Option" means a stock option granted pursuant to this Plan.

        "Optioned Shares" means the shares of Common Stock subject to an Option.

        "Optionee" means an Employee, Consultant or Outside
Director who receives an Option.

        "Outside Director" means a Director who is not an employee of the Company.

        "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

        "Regulation G" means Part 207 of title 12 of the Code of Federal Regulations, as promulgated by the Federal Reserve Board and as such rule is amended from time to time.

        "SEC" means the United States Securities and Exchange
Commission.

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        "Securities Act" means the Securities Act of 1933, as
amended.

        "Share" means a share of the Common Stock, as adjusted in accordance with Section 13.

        "Subsidiary)" means a "subsidiary corporation", whether not or hereafter existing, as defined in Section 424(f) of the Code.

        Other terms used in the Plan have the meanings specified for such terms in the Plan.

        3. Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares which may be optioned and/or sold under the Plan is 132,447 Shares. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject to such Option shall, unless the Plan shall have been terminated, become available for future grant under the Plan. However, any Shares sold under the Plan and subsequently repurchased by the Company shall not be available for new issuance pursuant to the Plan.

        4.  Administration.

        (a) Committee. The Plan shall be administered by the Board, or, if one is established by the Board, the Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee approved at a meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be valid acts of the Committee. Awards to officers of the Company shall be made upon approval by the Board or, if the Committee is given general authority to do so by the Board, upon approval by the committee without review by the Board. The Board or the Committee may delegate to the president of the Company or to the president's delegates the authority to grant awards other than awards to officers. Awards to any Director must be recommended or approved by the Board.

        (b) Authority. Subject to the general purposes, terms, and conditions of the Plan, and to the direction of the Board, the Committee, if there is one, shall have full power to implement and carry out the Plan including, but not limited to, the following:

               (i) to select the Outside Directors, Consultants and Employees of the Company and its Subsidiaries to

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        whom Options may from time to time be granted under
        the Plan;

               (ii) to determine whether and to what extent Options or any combination of them are granted under the Plan;

               (iii) to determine the number of Shares to be covered by each such award granted under this Plan;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option or other award and/or the Shares relating to any such Option, based in each case on such factors as the Committee shall determine, in its sole discretion):

               (vi) to effect, with the consent of the affected optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of shares of Common Stock subject to the limitation on the option price set forth in Section 8;

               (vii) the Committee may at any time accelerate the earliest date on which outstanding Options (or any installments) are exercisable and, may, in its discretion, provide that otherwise Invested Options shall vest automatically upon termination of an Optionee's employment with the Company;

               (viii) to reduce the exercise price of any option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such option shall have declined since the date the Option was granted;

               (ix) to extend (either at the time the option is granted or at any time while the Option remains outstanding) the period of time for which the Option is to remain exercisable following the cessation of Optionee's Continuous Status as an Employee or Consultant, from the limited periods otherwise applicable under Section 11(b) and section 11(c), to such greater period of time as the Committee may deem appropriate under the circumstances; provided that

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        such Option shall not become exercisable after the specified expiration date of the option term; and

               (x) to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

        5.  Eligibility.

        (a) Eligible Optionees. options may be granted only to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option(s).

        (b) Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of a Share for which one or more Options granted to any Employee under this Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable as incentive stock options under the federal tax laws during any one calendar year shall not exceed the sum of $100,000. To the extent an Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the federal tax laws shall be applied on the basis of the order in which such options are granted.

        6. No Other Rights. The Plan shall not confer upon any Optionee any right with respect to continuation of employment, consulting relationship or directorship with the Company, nor shall it interfere in any way with such Optionee's right or the Company's right to terminate such optionee's employment, consulting relationship or directorship at any time.

        7. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 19. It shall continue in effect for a term of ten years unless sooner terminated under Section 15, and all Options must be granted within such time.

        8. Exercise Price. With respect to Options granted to Employees and Consultants, the per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board or the committee, but shall be subject to the following:

        (a) In the case of any Nonstatutory Stock Option, the per Share exercise price shall be no less than 85% of the Fair

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Market Value per Share on the date of grant, and in the case of any Incentive
Stock option the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

        (b) In the case of any Incentive Stock option granted to any person who, at the time of the grant of such Option, owns shares of capital stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

        (c) The effective date of registration of any class of equity securities of the Company, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

        9. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Board or the Committee and may consist entirely of cash, check, promissory note, other shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the California Corporations Code and permitted by the permit, if any, issued by the California Commissioner of corporations with respect to shares issuable under the Plan.---In making its determination as to the type of consideration to accept, the Board or the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company, in accordance with the California Corporations Code.

        10. Term of Option. The term of each Incentive Stock Option shall be ten years from the date of initial grant or such shorter term as may be provided in the Incentive Stock option Agreement. The term of each Option that is not an Incentive Stock option shall be ten years and one day from the date of such grant or such shorter term as may be provided in the Non-Statutory Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the option is granted, owns shares of capital stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five years from the date of such grant or such shorter time as may be provided in the Incentive stock Option Agreement, or (b) if the option is not an Incentive Stock Option, the term of the Option shall be ten years and one day from the date of such grant or such shorter term as may be provided in the Non-Statutory Stock Option Agreement.


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        11.  Exercise of Option.

        (a)  Procedure for Exercise; Rights as a Shareholder.

               (i) Any Option granted under the Plan shall be exercisable and shall vest at such times and under such conditions as determined by the Board or the committee, including performance criteria with respect to the Company Indoor the Optionee, and as shall be permissible under the terms of the Plan.

               (ii) An Option may not be exercised for a fraction of a Share.

               (iii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the Optionee and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board or the Committee, consist of any consideration and method of payment allowable under
        Section 9. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13.

               (iv) Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Any Shares issued and sold pursuant to the Plan and repurchased by the Company shall not be available for reissuance under the Plan.

        (b) Exercise after Termination of Status as an Employee or Consultant. If an Optionee's Continuous Status as an Employee or Consultant terminates or an Optionee is an Outside Director and he or she ceases to serve on the Board, other than by reason of death or disability, the optionee may, but only within 30 days (or such other period of time not exceeding three calendar months, in the case of Incentive stock options, as is determined by the Board or the Committee and is specified in writing by the Company) after the date such optionee ceases to be an Employee, Consultant or Outside Director (as the case may be) of the company (but in no event later than ten years from the date of

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grant of the Option), exercise his or her Option to the extent that (i) the
Option was vested and (ii) such Optionee was entitled to exercise it at the date of such termination in accordance with the terms and conditions of the Plan. To the extent that the Option was not vested or such optionee was not entitled to exercise the Option, at the date of such termination, or if he or she does not exercise such Option within the time specified in the Plan, the Option shall terminate.

        (c) Exercise after Disability. Notwithstanding the provisions of Section 11(b), in the event of termination of Continuous Status as an Employee or Consultant or an Outside Director ceases to serve on the Board, as a result of an Optionee's disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within six months for such other period of time not less than six months nor more than 12 months, as determined by the Board or the Committee and specified in writing by the Company) from the date of termination (but in no event later than ten years from the date of grant of the Option), exercise his or her Option to the extent that (i) the option was vested and (ii) the Optionee was entitled to exercise it at the date of such termination in accordance with the terms and conditions of the Plan. To the extent that the Option was not vested or the optionee was not entitled to exercise the Option, at the date of such termination, or if the Optionee does not exercise such Option within the time specified in the Plan, the Option shall terminate.

        (d) Exercise after Death.

               (i) Notwithstanding the provisions of Section 11(b), in the event of the death of an Optionee while an Option is outstanding, then the personal representative of the Optionee's estate or the person or persons to whom the Option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution shall have the right to exercise the Option, but only to the extent such Option was vested at the time of the Optionee's death and such optionee was otherwise entitled to exercise such Option in accordance with the terms and conditions of the Plan. Such right shall lapse and the Option shall cease to be exercisable upon the earlier of (x) the expiration of a 12-month period measured from the date of Optionee's death or (y) the expiration of the term of such Option in accordance with Section 10, at such time such Option shall terminate and cease to be outstanding.

               (ii) If an Optionee dies within three months (or such other shorter period specified by the Board or the Committee pursuant to
        Section 11(b)) after the

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        termination of such optionee's Continuous Status as an Employee or
        Consultant or within three months after he or she ceases to serve as an Outside Director, then the option may be exercised at any time within six months (or such other period of time not less than six months nor more than 12 months as determined by the Board or the Committee and specified in writing by the Company) following the date of death (but in no event later than ten years from the date of grant of the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Option was vested as of the date of termination.

        12. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by such Optionee.

        13.  Adjustments Upon Certain Events.

        (a) Splits, Dividends, Combinations or Reclassifications. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock affected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock on any class, shall affect, and no adjustment by reason of such issuance shall be made with respect to, the number or price of shares of common Stock subject to an Option.

        (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Outstanding Options shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board or the Committee. The Board or the Committee may, in the exercise of its sole discretion in such instances,

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declare that any Option shall terminate as of a date fixed by the Board or the
Committee, and may give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable.

        (c) Corporate Transactions. In the event of a Corporate Transaction, Options shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation. Subject to the provisions of the agreement evidencing the grant of an option under this Plan if such successor corporation does not agree to assume the option, the Board or the Committee may in lieu of such assumption or substitution, provide that the Optionee shall have the right to exercise the Option as to all of the Optioned Shares including Shares as to which the Option would not otherwise be exercisable. Notwithstanding the foregoing, the Board or the Committee may, in its sole discretion, grant an Option which, pursuant to the terms and provisions of the applicable Stock Option Agreement, is fully exercisable in the event of a Corporate Transaction and/or an underwritten, initial public offering of the Company's equity securities.

        14. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board or the Committee makes the determination granting such Option. Notice of the determination shall be given to each Employee, Outside Director or Consultant to whom an option is so granted within a reasonable time after the date of such grant.

        15. Amendment and Termination of the Plan.

        (a) Amendment and Termination. The Board or the Committee may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made that would impair the rights of any Optionee under any grant previously made, without his or her consent. In addition, to the extent necessary and-desirable to comply with
Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain shareholder approval of the Plan amendment in such a manner and to such a degree as required.

        (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Board or the Committee and the Optionee, which agreement must be in writing and signed by the Company and the Optionee.


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        16.  Conditions Upon Issuance of Shares.

        (a) Compliance with Laws. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant to any such option shall comply with all relevant provisions of law, including, without limitation, the Securities Act and the rules and regulations promulgated under it and any rule under Regulation G and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) Representations. As a condition to the exercise of an Option the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the previously described relevant provisions of law.

        17. Reservation of Shares; Compliance with Law.

        (a) The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        (b) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares under the Plan, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        18. Option Agreements. Options shall be evidenced by written option agreements in such form as the Board or the Committee shall approve.

        19. Shareholder Approval. Continuance of the plan shall, if required by applicable law, be subject to approval by the shareholders of the Company within 12 months before or after the date of the Plan is adopted.

        20. Information to Optionees. The Company shall provide to each Optionee during the period for which such person has one or more Options outstanding, copies of all annual reports and other information provided to all Shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key Employees whose duties to the Company assure their access to equivalent information.

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